Exhibit 6.21

PROMICELL, INC.

FIRST AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN

1. PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential future contributions are important to the growth and success of the Company and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 25. Unless the context otherwise requires, references herein to Sections are references to Sections of the Plan.

2. SHARES SUBJECT TO THE PLAN.

a. Number of Shares Available. Subject to adjustment as provided in Section 20, the total number of Shares reserved and available for grant and issuance pursuant to the Plan as of the date of adoption of the Plan by the Board, is equal to 8,374,000 (the “Authorized Shares”). The maximum number of Shares that may be subject to an ISO shall be equal to the number of Authorized Shares.

b. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under the Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or SAR granted under the Plan but that cease to be subject to the Option or SAR for any reason other than exercise of the Option; (ii) are subject to Awards granted under the Plan that are forfeited, cancelled, exchanged or surrendered, or are repurchased by the Company at the original issue price; or (iii) are subject to Awards granted under the Plan that otherwise terminate without such Shares being issued. To the extent an Award under the plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the Exercise Price of an Option or SAR or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.b will not include Shares subject to Awards that initially became available because of the substitution clause in Section 20.c.

c. Minimum Share Reserve. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under the Plan.

3. ELIGIBILITY. ISOs may be granted only to U.S. Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided that such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4. ADMINISTRATION.

a. Administration by the Board; Authority. This Plan will be administered by the Board, or a Committee designated by the Board, and each may delegate such administration as set forth in Section 4.a.xv. Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee will have full power to implement and carry out the Plan as the Board has assigned to it. Any reference to the Board in the Plan shall be construed as a reference to the Committee (if any) to whom the Board has assigned a particular function. The Board will have the authority to:

i. construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

ii. prescribe, amend and rescind rules and regulations relating to the Plan or any Award;

iii. select persons to receive Awards;

iv. determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on Performance Criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Board will determine;

v. determine the number of Shares or other consideration subject to Awards;

vi. determine the Fair Market Value in good faith and interpret the applicable provisions of the Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

vii. determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Subsidiary of the Company;

viii. grant waivers of Plan or Award conditions;

ix. determine the vesting, exercisability and payment of Awards;

x. correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

xi. determine whether an Award has been earned;

xii. determine whether the grant, exercisability or vesting of an Award is subject to any Performance Criteria or goals and/or reduce or waive any such Performance Criteria or goals;

xiii. adopt terms and conditions, rules and/or procedures (including the adoption of any sub-plan under the Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

xiv. make all other determinations necessary or advisable for the administration of the Plan; and

xv. delegate any of the foregoing as permitted by applicable law (including under Sections 152 and 157(c) of the Delaware General Corporation Law, as applicable) to one or more executive officers pursuant to a specific delegation, in which case references to “Board” in this Section 4.a will refer to such delegate(s); provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of Shares issuable to any one Participant pursuant to Awards granted under this delegation and any such delegate may not grant an Award to himself or herself; provided, further, that, any such delegation shall be subject to the limitations set forth in Sections 152 and 157(c) of the Delaware General Corporation Law, as applicable.

b. Board Interpretation and Discretion. Any determination made by the Board with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or the Company to the Board for review. The resolution of such a dispute by the Board will be final and binding on the Company and the Participant. The Board may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants, in which case references to “Board” will refer to such delegate(s) where applicable. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

5. TERMS AND CONDITIONS OF AWARDS AND SHARES.

a. Award Agreements. Each Award shall be subject to and evidenced by an Award Agreement, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements. Awards shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board deems appropriate for inclusion in an Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.

b. Awards Subject to Performance Criteria. An Award may be, but need not be, awarded upon satisfaction of such Performance Criteria during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Award is being earned upon the satisfaction of Performance Criteria, then the Board will in a timely manner: (i) determine the nature, length and starting date of any Performance Period for each Award; and (ii) select from among the Performance Criteria to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Awards that are subject to different performance goals and other criteria.

c. Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine in its discretion. Such restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

d. Leaves of Absence. An Employee will not be deemed to have ceased providing services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Company may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting will continue for the longest period as either provided under any statute or the Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An Employee will have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law.

6. OPTIONS. The Board may grant Options to Participants and will determine the type of Options granted, the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, Performance Criteria and Performance Period (if applicable), and all other terms and conditions of the Option, subject to the following:

a. Type of Options. Each Option granted under the Plan will be designated in the applicable Option Agreement as an ISO or an NSO.

b. Date of Grant. The Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the Date of Grant of the Option.

c. Exercise Period. Any Option may be vested and exercisable within the times or upon the terms and conditions as set forth in the Option Agreement governing such Option and the Plan; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Board also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Board determines. No Option shall be exercisable unless the Participant (i) has delivered an executed copy of the Option Agreement governing the Option or (ii) otherwise agrees to be bound by the terms of the Option Agreement governing the Option.

d. Exercise Price. The Exercise Price of an Option will be determined by the Board when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the Date of Grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the Date of Grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Option Agreement, and in accordance with any procedures established by the Company.

e. Method of Exercise. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Board or the Company may specify from time to time) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Board or the Company and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

f. Termination of Participation. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Option Agreement), however, the Option Agreement will set forth the specific terms for each Participant:

i. If the Participant is Terminated for any reason other than for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date and the Participant will be provided at least ninety (90) days to exercise, but in any event no later than the expiration date of the Options.

ii. If the Participant is Terminated because of the Participant’s death (or the Participant dies within the post-termination exercise period provided in the Option Agreement other than because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, by a date that is at least six (6) months after the Termination Date, but in any event no later than the expiration date of the Options.

iii. If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) by a date that is at least six (6) months after the Termination Date, but in any event no later than the expiration date of the Options.

iv. If the Participant is terminated for Cause, then Participant’s Options will expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Board, but in any event no later than the expiration date of the Options.

g. Limitations on Exercise. The Board may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

h. Limitations on ISOs. With respect to Options that are intended to qualify as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 6.h, ISOs will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculations required under this Section will be performed in accordance with Section 422 of the Code. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. All Shares authorized under the Plan may be issued pursuant to the exercise of ISOs.

i. Modification, Extension or Renewal. The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. By written notice to affected Participants, the Board may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

j. No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

7. RESTRICTED STOCK AWARDS.

a. Awards of Restricted Stock. A Restricted Stock Award is a grant by the Company to a Participant of Shares that are subject to restrictions (“Restricted Stock”). The Board will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, if any, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

b. Restricted Stock Award Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Board determines otherwise.

c. Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Board and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11, and the Award Agreement and in accordance with any procedures established by the Company.

d. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Board may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Criteria, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement.

e. Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Board).

8. STOCK APPRECIATION RIGHTS.

a. Awards of SARs. A Stock Appreciation Right is an Award to a Participant that may be settled in cash or Shares, having a value equal to (i) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (ii) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement).

b. Terms of SARs. The Board will determine the terms of each SAR including, without limitation: (i) the number of Shares subject to the SAR; (ii) the Exercise Price and the time or times during which the SAR may be settled; (iii) the consideration to be distributed on settlement of the SAR; (iv) the effect of the Participant’s Termination on each SAR; (v) if applicable, Performance Criteria and Performance Period; and (vi) all other terms and conditions related to the SAR. The Exercise Price of the SAR will be determined by the Board when the SAR is granted, and may not be less than Fair Market Value on the Date of Grant.

c. Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Board and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Board may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Criteria), in such number of Shares or percentage of the Shares subject to the SAR as the Board determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Board). Notwithstanding the foregoing, the rules of Section 6.f also will apply to SARs.

d. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive a payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price by (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Board, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9. RESTRICTED STOCK UNITS.

a. Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares. All RSUs will be made pursuant to an Award Agreement.

b. Terms of RSUs. The Board will determine the terms of an RSU including, without limitation: (i) the number of Shares subject to the RSU; (ii) the time or times during which the RSU may be settled; (iii) the consideration to be distributed on settlement; (iv) the effect of the Participant’s Termination on each RSU; (v) if applicable, Performance Criteria and Performance Period; and (vi) all other terms and conditions related to the RSUs.

c. Form and Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Board and set forth in the Award Agreement. The Board, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Board, in its sole discretion, may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

d. Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Board).

10. PERFORMANCE AWARDS.

a. Performance Awards. A Performance Award is an award to a Participant of a cash bonus or a Performance Share bonus (“Performance Award”). Grants of Performance Awards will be made pursuant to an Award Agreement.

b. Terms of Performance Awards. The Board will determine, and each Award Agreement will set forth, the terms of each award of Performance Awards including, without limitation: (i) the amount of any cash bonus; (ii) the number of Shares deemed subject to a Performance Share bonus; (iii) the Performance Criteria and Performance Period that will determine the time and extent to which each Performance Award will be settled; (iv) the consideration to be distributed on settlement; (v) the effect of the Participant’s Termination on each Performance Award; (v) and all other terms and conditions related to the. In establishing Performance Criteria and the Performance Period the Board will: (A) determine the nature, length and starting date of any Performance Period; and (B) select from among the Performance Criteria to be used. Prior to settlement the Board will determine the extent to which Performance Awards have been earned.

c. Value, Earning and Timing of Performance Shares. Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the Date of Grant. After the applicable Performance Period has ended, the holder of a Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Criteria or other vesting provisions have been achieved. The Board, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

d. Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Board).

11. PAYMENT FOR SHARE PURCHASES.

a. General Rule. Payment by a Participant for Shares purchased pursuant to the Plan may be made by cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 11.

b. Services Rendered. At the discretion of the Board, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

c. Surrender of Stock. At the sole discretion of the Board, all or any part of the Exercise Price of an Option awarded under the Plan may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Participant. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised.

d. Exercise/Sale. To the extent that an Award Agreement for an Option so provides, and if Stock is publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

e. Net Exercise. At the discretion of the Board, all or any part of the Exercise Price and any withholding taxes may be paid in respect of an Option awarded under the Plan by the surrender of Shares then issuable upon exercise of the Option, with such Shares valued at their Fair Market Value as of the date when the Option is exercised.

f. Other Forms of Payment. To the extent that an Award Agreement so provides, the purchase of Shares issued under the Plan may be paid in any other form permitted by the Delaware General Corporation Law, as amended.

12. GRANTS TO NON-EMPLOYEE DIRECTORS.

a. Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under the Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

b. Eligibility. Awards pursuant to this Section 12 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

c. Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards will vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the Exercise Price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

d. Election to Receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Board. Such Awards will be issued under the Plan.

13. TAXES.

a. Withholding Taxes. As a condition to the exercise of an Option or receipt of Shares subject to an Award, the Participant shall make such arrangements as the Board may permit or require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise or receipt of Shares. The amount deducted for purposes of satisfying any such withholding tax obligation shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the applicable Participant’s jurisdiction for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Participant shall also make such arrangements as the Board may permit or require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

b. Section 409A of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant or any other party if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

14. TRANSFERABILITY. Unless determined otherwise by the Board or its delegate(s) or pursuant to this Section 14, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent or distribution. If the Board makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by domestic relations order to a Permitted Transferee, such award may contain such additional terms and conditions as the Board or its delegate(s) deems appropriate. All Awards will be exercisable: (i) during the Participant’s lifetime only by (A) the Participant or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee (for awards made transferable by the Board) or such person’s guardian or legal representative.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES. No Participant will have any of the rights of a stockholder with respect to any Awards until the Shares subject to the Award are issued to the Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased by the Company.

16. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under the Plan will be subject to such stock transfer orders, legends and other restrictions as the Company may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Company may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Company, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Company may cause a legend or legends referencing such restrictions to be placed on the certificates. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Company will from time to time approve.

18. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the Date of Grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company will have no obligation to issue or deliver certificates for Shares under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange controls, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

19. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary of the Company or limit in any way the right of the Company or any Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

20. ADJUSTMENT OF SHARES.

a. Recapitalization. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then: (i) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.a; (ii) the Exercise Prices of and number of Shares subject to outstanding Options and SARs; (iii) the number of Shares subject to other outstanding Awards; (iv) the maximum number of Shares that may be issued as ISOs set forth in Section 6.h; and/or (v) the purchase price or repurchase price of Shares, will be proportionately adjusted by the Board, provided that fractions of a Share will not be issued. The Board will make such adjustments to an Award as required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

b. Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Board determines without a Participant’s consent including, without limitation, the following treatment or a combination of the following treatments:

i. The continuation of the Award by the Company (if the Company is the surviving corporation).

ii. The assumption of the Award by the surviving corporation or its parent and, with respect to an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

iii. The substitution by the surviving corporation or its parent of a new Award, and with respect an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

iv. Full or partial exercisability and vesting of the Shares subject to an Option and/or full or partial vesting of all other Awards. The full or partial exercisability and vesting of the Shares subject to the Option and/or full or partial vesting of all other Awards may be contingent on the closing of such Change in Control. Unless the Company provides for a payment as set forth in subsection (v) below, the Participant will be able to exercise an Option during a period of not less than five (5) full business days preceding the effective date of such Change in Control, unless (A) a shorter period is required to permit a timely closing of such Change in Control and (B) such shorter period still offers the Participant a reasonable opportunity to exercise an Option with such exercise of an Option during such period may be contingent on the closing of such Change in Control.

v. A payment to the Participant equal to the excess of (A) the Fair Market Value of the Shares subject to the Award as of the effective date of such Change in Control over (B) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. In addition, any escrow, holdback, earn-out or similar provisions in the agreement effectuating the Change in Control may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested, and the amount of such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested; however, such payment may be subject to vesting based on the Participant’s continuing service as an Employee, Consultant or Director. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.

vi. The Company, in its discretion, may cancel, without the payment of consideration to the Participant, any Option (vested or unvested) with an exercise price that is greater than the per share consideration to be received by the common stockholders in the Change in Control.

Neither the Board, nor the Company, shall be required to treat all Awards or Participants in an identical manner. The Company shall have the discretion to provide in each Award Agreement other terms and conditions that relate to (A) vesting of the Award in the event of a Change in Control, and (B) assumption of such Awards or issuance of comparable securities or new incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Award Agreement, and may be different from and have precedence over the provisions set forth in this Section 20.b.

c. Assumption of Awards by the Company. the Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (i) granting an Award under the Plan in substitution of such other company’s award; or (ii) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

d. Liquidation or Dissolution. In the event of the proposed liquidation or dissolution of the Company, the Board will notify each Participant as soon as practicable prior to the effective date of such transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

e. Reservation of Rights. Except as provided in Section 20.a, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Except as provided in Section 20.a, any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to, or Exercise Price of, an Option. The award of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

21. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date the Plan is adopted by the Board.

22. TERM OF PLAN; GOVERNING LAW. Unless earlier terminated as provided herein, the Plan will become effective on the Effective Date and will terminate ten (10) years from the earlier of the date the Plan is adopted by the Board or the date that the Plan is approved by the stockholders. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws rules.

23. AMENDMENT OR TERMINATION OF PLAN.

a. Right to Amend or Terminate the Plan. The Board may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 20), (ii) materially changes the class of persons who are eligible for the grant of ISOs, or (iii) is otherwise required under applicable law. Stockholder approval shall not be required for any other amendment of the Plan. If the stockholders fail to approve an increase in the number of Shares reserved under Section 2.a within twelve (12) months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred in reliance on such increase shall be rescinded and shall be of no effect and no additional grants, exercises or sales shall thereafter be made in reliance on such increase.

b. Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise or settlement of Award granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Award previously granted under the Plan, which shall be continued to be governed by the Plan in the event the Plan terminates.

24. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the Company’s stockholders for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

25. DEFINITIONS. As used in the Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock Award, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

“Award Agreement” means, with respect to each Award, a corresponding Notice and the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Board has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means the following: (i) the Participant’s violation of any federal or state law or regulation applicable to the business of the Company or its affiliates; (ii) the Participant being convicted of, or entering a plea of nolo contendere to any crime or committing any act of moral turpitude; (iii) the Participant engaging in any act of dishonesty, fraud or misrepresentation; (iv) breach of any agreement between the Participant and the Company (or any affiliate of the Company), or policy of the Company; (v) the Participant’s habitual or willful neglect of duties; (vi) the Participant’s breach of any duties owed to the Company, including but not limited to fiduciary duty and duty of care; or (vii) the Participant’s failure to perform his or her assigned duties or responsibilities (other than a failure resulting from the Participant’s disability) after notice thereof from the Company describing the Participant’s failure to perform such duties or responsibilities. Notwithstanding the foregoing, if “Cause” is defined in an employment agreement or Option Agreement between the Company and Participant then the meaning of “Cause” in the employment agreement or Option Agreement, as applicable, shall apply.

“Change in Control” means the consummation in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) a sale, transfer or disposition of all or substantially all of the Company’s assets other than to an “Excluded Entity,” which may be one of the following: (i) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (ii) a corporation or other entity owned directly or indirectly by the holders of capital stock of the Company in substantially the same proportions as their ownership of Common Stock, or (iii) another corporation, entity or person in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding in the continuing entity or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction;

(b) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction with or into an Excluded Entity; or

(c) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.

Notwithstanding the foregoing, the following transactions shall not constitute a Change in Control: (i)  the acquisition of securities of the Company directly from the Company, (ii)  the acquisition of securities of the Company by any person that acquires the Company’s securities in a transaction or series of related transactions approved by the Board, the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (iii) solely because the level of beneficial ownership held by any person exceeds the designated percentage threshold of the outstanding voting securities, resulting from a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, such person becomes the beneficial owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities beneficially owned by such person over the designated percentage threshold, then a Change in Control shall be deemed to occur, (iv) if its purpose is to change the jurisdiction of the Company’s incorporation, or (v) if its purpose is to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction

Notwithstanding the foregoing, for any Award that is subject to Section 409A of the Code, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code and any proposed or final regulations or formal guidance thereunder.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the common stock of the Company, $0.0001 par value.

“Company” means PromiCell, Inc., a Delaware corporation, or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Subsidiary of the Company to render services to such entity.

“Date of Grant” means the date in which the Board completes all actions under applicable law to grant an Award on a specified future date, as the Board determines in its discretion.

“Director” means a member of the Board.

“Disability” means in the case of ISOs, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

“Effective Date” means the later of (i) the date on which the Company’s stockholders approved the Plan in accordance with applicable laws or (ii) the date on which the Board adopted the Plan in accordance with applicable laws.

“Employee” means any person, including Officers and Directors, providing services as an common law employee to the Company or any Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” means the exercise price as set forth in the Notice, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option, and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a Share determined as follows:

i. its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board deems reliable; or

ii. if the foregoing is not applicable, by the Board as it reasonably determines in its discretion.

“ISO” means an Option that by its terms qualifies and is otherwise intended to qualify an incentive stock option within the meaning of Section 422(b) of the Code and the regulations promulgated thereunder.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Subsidiary.

“Notice” means the notice to which the Award Agreement is attached, which sets forth the individual terms of an Award.

“NSO” means an Option that by its terms does not qualify or is not intended to qualify as an ISO.

“Option” means grant of an option to purchase Shares pursuant to Section 5.

“Option Agreement” means the Award Agreement specifically for an Option.

“Parent” has the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

“Participant” means a person who holds an Award under the Plan.

“Performance Award” means cash or stock granted pursuant to Section 10.

“Performance Criteria” means any of the criteria selected by the Board and specified in an Award Agreement, which performance can be determined either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established with respect to applicable Awards have been satisfied. The Board may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Criteria to preserve the Board’s original intent regarding the Performance Criteria at the time of the initial award grant. It is within the sole discretion of the Board to make or not make any such equitable adjustments.

“Performance Period” means the period of service determined by the Board or its delegate(s) during which years of service or performance is to be measured for the Award.

“Performance Share” means a performance share bonus granted as a Performance Award.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than fifty percent (50%) of the voting interests.

“Plan” means this PromiCell, Inc. 2023 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 7, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security, as adjusted in accordance with Section 20 (if applicable).

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 8.

“Subsidiary” has the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

“Ten Percent Stockholder” means a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company.

“Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. The Board will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).

*****

I hereby certify that the Plan was duly adopted by the Board of Directors of PromiCell, Inc. on [_______ __], 2023.

By:
Name:
Title:

*                *                *

I hereby certify that the Plan was approved by the stockholders of PromiCell, Inc. on [_______ __], 2023.

By:
Name:
Title: